UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014 (May 20, 2014)

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (214) 932-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Texas Capital Bancshares, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the final voting results are summarized below.

Proposal One – a Company proposal to elect 15 directors:

	Number of Shares
	Voted For	Votes Withheld
Larry L. Helm	37,327,013	131,830
C. Keith Cargill	37,088,602	370,241
Peter B. Bartholow	33,645,463	3,813,380
James H. Browning	33,654,365	3,804,478
Preston M. Geren III	37,296,434	162,409
Frederick B. Hegi, Jr.	36,143,899	1,314,944
James R. Holland, Jr.	33,649,327	3,809,516
Charles S. Hyle	36,209,076	1,249,767
W.W. McAllister III	35,997,127	1,461,716
Elysia Holt Ragusa	37,333,972	124,871
Steven P. Rosenberg	36,322,651	1,136,192
Grant E. Sims	37,296,990	161,853
Robert W. Stallings	37,130,416	328,427
Dale W. Tremblay	32,328,816	5,130,027
Ian J. Turpin	36,022,525	1,436,318

Proposal 2 – a Company proposal to approve, on an advisory basis, the 2013 compensation of our named executive officers:

	Number of Shares
	Voted For	Voted Against	Abstentions
Advisory Approval of the 2013 Compensation of our Named Executive Officers	23,640,430	13,711,251	107,161

All 15 director nominees were elected and the 2013 compensation of the Company’s named executive officers was approved on an advisory basis.

Brokers did not have discretionary authority to vote on any proposals submitted at the Annual Meeting, therefore there were no broker nonvotes with respect to proposals 1 and 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

/s/ Julie Anderson
May 22, 2014	Julie Anderson Chief Accounting Officer